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                          HUNTSMAN ICI CHEMICALS LLC,
                                  as Issuer,


                     each of the Guarantors named herein,


                                      and


                                BANK ONE, N.A.,
                                  as Trustee.

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                                FIRST AMENDMENT
                    to Indenture dated as of June 30, 1999

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                                 $600,000,000
                  10 1/8% Senior Subordinated Notes due 2009

                                (u)200,000,000
                  10 1/8% Senior Subordinated Notes due 2009


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                             Dated January 5, 2000

     THIS FIRST AMENDMENT, dated as of January 5, 2000 (the "Amendment"), between Huntsman ICI Chemicals LLC, a Delaware limited liability company (the "Company"), Huntsman ICI Financial LLC, a Delaware limited liability company ("Financial"), Tioxide Americas Inc., a Cayman Island company ("TAI"), Tioxide Group, an unlimited liability company organized and existing under the laws of England and Wales (together with Financial and TAI, the "Guarantors") and Bank One, N.A., a national banking association, as trustee (the "Trustee"), amending and supplementing the Indenture, dated as of June 30, 1999 (the "Original Indenture"), among the Company, the Guarantors and the Trustee, relating to the Company's $600,000,000 10% Senior Subordinated Notes due 2009 and the Company's 200,000,000 10% Senior Subordinated Notes due 2009 (the "Notes"). (The Original Indenture as amended by this First Amendment is referred to herein as the "Indenture".) Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

                                   RECITALS:

     WHEREAS, the definition of "Permitted Indebtedness" in the Original Indenture is defective in that it does not conform to the definition of "Permitted Indebtedness" contained in the offering circular that was distributed to investors;

     WHEREAS, in the judgment of the board of managers of the Company and pursuant to Section 9.01 of the Original Indenture, it is deemed advisable to cure the aforementioned defect, by amending the Original Indenture to conform to the offering circular;

     WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the "TIA"), that are required to be part of the Original Indenture, and the Indenture shall, to the extent applicable, continue to be governed by such provisions.

     NOW, THEREFORE in consideration of the premises and the mutual agreements herein contained, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                                   INDENTURE



     Section 101.  Effect of the Original Indenture.
                   --------------------------------

     Except as specifically provided in this Amendment, the Original Indenture, as heretofore supplemented and amended, shall remain in full force and effect.

                                  ARTICLE TWO

                          AMENDMENT TO THE INDENTURE

     Section 201.  Definition of "Permitted Indebtedness"
                   --------------------------------------

     In accordance with Section 9.01 of the Original Indenture, to cure any ambiguity, defects or inconsistencies, clause (ii) of the definition of "Permitted Indebtedness" contained in Section 1.01 of the Original Indenture is hereby amended by deleting the phrase "(including the Notes)" appearing in the second line of such clause.

     Section 202.  References in the Indenture.
                   ---------------------------

     By reason of the amendment of subsection (ii) of the definition of "Permitted Indebtedness" pursuant to Section 201 hereof, all references in the Original Indenture to "Permitted Indebtedness" are hereby deemed to mean "Permitted Indebtedness" as amended by this Amendment.

                                 ARTICLE THREE

                                 MISCELLANEOUS

     Section 301.  Effect of Headings.
                   ------------------

     The Article and Section headings herein are for convenience of reference only and shall not effect the construction hereof.

     Section 302.  Governing Law.
                   -------------

     Subject to the following sentence, this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof. This Amendment is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

     Section 303.  Counterparts.
                   ------------

     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                           [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                                       HUNTSMAN ICI CHEMICALS LLC


                                       By: /s/ J. Kimo Esplin
                                           Name: J. Kimo Esplin
                                           Title: Executive Vice President

                                       HUNTSMAN ICI FINANCIAL LLC


                                       By: /s/ J. Kimo Esplin
                                           Name: J. Kimo Esplin
                                           Title: Executive Vice President

                                       TIOXIDE GROUP


                                       By: /s/ J. Kimo Esplin
                                           Name: J. Kimo Esplin
                                           Title: Director

Executed as a Deed by                  TIOXIDE AMERICAS INC.

for and on behalf of
Tioxide Americas Inc.                  By: /s/ J. Kimo Esplin
in the presence of                         Name: J. Kimo Esplin
                                           Title: Director
/s/ Susan M. Myers
Witness
                                       BANK ONE, N.A.,
                                       as Trustee


                                       By: /s/ David B. Knox
                                           Name: David B. Knox
                                           Title: Authorized Signor